As filed with the Securities and Exchange Commission on May 16, 2007
Registration No. 333-132227

UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-11
TO
FORM S-3
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

EQUITY ONE, INC.
(Exact name of registrant as specified in its governing instruments)

Maryland	52-1794271

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
(305) 947-1664

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_________________________
For the Co-Registrants, Please see “Co-Registrant Information”
on the following page
_________________________
Jeffrey S. Olson
Chief Executive Officer
Equity One, Inc.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
(305) 947-1664

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
_________________________
Copies of communications to:

Arthur L. Gallagher, Esq. General Counsel Equity One, Inc. 1600 N.E. Miami Gardens Drive North Miami Beach, Florida 33179 Telephone: (305) 947-1664 Facsimile: (305) 947-1734	Ira N. Rosner, Esq. Greenberg Traurig, P.A. 1221 Brickell Avenue Miami, Florida 33131 Telephone: (305) 579-0500 Facsimile: (305) 579-0717

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CO-REGISTRANT INFORMATION

	(Primary Standard	(State or Other
	Industrial	Jurisdiction of
(Exact Name of Co-Registrants as	Classification	Incorporation or	(I.R.S. Employer
Specified in its Charter	Number)	Organization)	Identification No.)
Cashmere Developments, Inc.	6798	Florida	65-0764138
Centerfund (US), LLC	6798	Delaware	65-0573488
Centrefund Realty (U.S.) Corporation	6798	Delaware	65-0573488
Equity One (Commonwealth) Inc.	6798	Florida	65-0468889
Equity One (Delta) Inc.	6798	Florida	65-0477474
Equity One (Florida Portfolio), Inc.	6798	Florida	65-0936518
Equity One (Louisiana Portfolio) LLC	6798	Florida	20-0961635
Equity One (North Port) Inc.	6798	Florida	65-1054895
Equity One (Northeast Portfolio) Inc.	6798	Massachusetts	20-1701389
Equity One (Point Royale) Inc.	6798	Florida	65-0596743
Equity One (Sky Lake) Inc.	6798	Florida	65-0774400
Equity One (Southeast Portfolio) Inc.	6798	Georgia	20-0944665
Equity One (Summerlin) Inc.	6798	Florida	65-0835723
Equity One (Sunlake) Inc.	6798	Florida	20-1931202
Equity One (Walden Woods) Inc.	6798	Florida	65-0887752
Equity One Acquisition Corp.	6798	Florida	14-1855377
Equity One Realty & Management FL, Inc.	6798	Florida	65-0227351
Equity One Realty & Management NE, Inc.	6798	Massachusetts	20-1700738
Equity One Realty & Management SE, Inc.	6798	Georgia	14-1869589
Equity One Realty & Management Texas, Inc.	6798	Texas	76-0589879
EQY (Southwest Portfolio) Inc.	6798	Texas	65-0836659
Gazit (Meridian) Inc.	6798	Florida	65-0324247
IRT Alabama, Inc.	6798	Alabama	58-2336025
IRT Capital Corporation II	6798	Georgia	58-2244144
IRT Management Company	6798	Georgia	58-1896262
IRT Partners L.P.	6798	Georgia	58-2404832
Louisiana Holding Corp.	6798	Florida	20-0460982
Shoppes at Jonathan’s Landing, Inc.	6798	Florida	65-0814957
Southeast U.S. Holdings Inc.	6798	Florida	20-1118680
The Meadows Shopping Center, LLC	6798	Florida	82-0602043
The Shoppes of Eastwood, LLC	6798	Florida	82-0550520

DEREGISTRATION OF COMMON STOCK, PREFERRED STOCK, DEPOSITORY SHARES,
DEBT SECURITIES, GUARANTEES AND WARRANTS
     On March 6, 2006, Equity One, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3ASR (Registration No. 333-132227) (the “Registration Statement”) for the registration of an indeterminate number of the Company’s (i) shares of common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) depository shares each of which represents a fractional interest of a share of the Preferred Stock (the “Depository Shares”), (iv) debt securities issued under the indenture dated September 9, 1998 between the Company and SunTrust Bank, as trustee (the “Debt Securities”), (v) guarantees, if any, of the Debt Securities by the Co-Registrants or one or more of the future subsidiaries of the Company (the “Guarantees”) and (vi) warrants to purchase Depositary Shares, Debt Securities, Common stock or Preferred Stock or any combination of those securities (the “Warrants”). By this Post-Effective Amendment No. 1 on Form S-11 to the Registration Statement, the Company hereby deregisters such number of shares of Common Stock and Preferred Stock, Depository Shares, Debt Securities, Guarantees and Warrants originally covered by the Registration Statement that remain unsold and covered by the Registration Statement on the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 15, 2007.

EQUITY ONE, INC.
By:	/s/ Gregory R. Andrews
Gregory R. Andrews
Executive Vice President and Chief Financial Officer

     The following direct and indirect subsidiaries of the registrant are co-registrants under this registration statement.

CO-REGISTRANTS

Cashmere Developments, Inc.
Centerfund (US), LLC
Centrefund Realty (U.S.) Corporation
Equity One (Commonwealth) Inc.
Equity One (Delta) Inc.
Equity One (Florida Portfolio) Inc.
Equity One (Louisiana Portfolio) LLC
Equity One (North Port) Inc.
Equity One (Northeast Portfolio) Inc.
Equity One (Point Royale) Inc.
Equity One (Sky Lake) Inc.
Equity One (Southeast Portfolio) Inc.
Equity One (Summerlin) Inc.
Equity One (Sunlake) Inc.
Equity One (Walden Woods) Inc.
Equity One Acquisition Corp.
Equity One Realty & Management FL, Inc.
Equity One Realty & Management NE, Inc.
Equity One Realty & Management SE, Inc.
Equity One Realty & Management Texas, Inc.
EQY (Southwest Portfolio) Inc.
Gazit (Meridian) Inc.
IRT Alabama, Inc.
IRT Capital Corporation II
IRT Management Company
Louisiana Holding Corp.
Prosperity Shopping Center Corp.
Shoppes at Jonathan’s Landing, Inc.
Southeast U.S. Holdings Inc.
The Meadows Shopping Center, LLC
The Shoppes of Eastwood, LLC

By:	/s/ Gregory R. Andrews
Gregory R. Andrews
Vice President and Treasurer

IRT Partners, L.P.

By: Equity One, Inc., its general partner
By:	/s/ Gregory R. Andrews
Gregory R. Andrews
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey S. Olson Jeffrey S. Olson(1)	Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2007
/s/ Gregory R. Andrews Gregory R. Andrews(2)	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	May 15, 2007
/s/ Chaim Katzman Chaim Katzman(3)	Chairman of the Board	May 15, 2007
/s/ Noam Ben Ozer * Noam Ben Ozer	Director	May 15, 2007
/s/ James Cassel * James Cassel	Director	May 15, 2007
Cynthia Cohen	Director
/s/ Neil Flanzraich * Neil Flanzraich	Director	May 15, 2007
/s/ Patrick L. Flinn * Patrick L. Flinn	Director	May 15, 2007
/s/ Nathan Hetz * Nathan Hetz	Director	May 15, 2007
/s/ Peter Linneman * Peter Linneman	Director	May 15, 2007
/s/ Dori Segal * Dori Segal	Director	May 15, 2007

*	By	/s/ Chaim Katzman
Chaim Katzman
Attorney-In-Fact

(1)	Mr. Olson serves as a director of each of the Co-Registrants that are corporations and a manager of each of the Co-Registrants that are limited liability companies. Mr. Olson also serves as the President and Principal Executive Officer of each of the Co-Registrants.

(2)	Mr. Andrews serves as the Vice President and Treasurer of each of the Co-Registrants. Mr. Andrews is the Principal Accounting and Financial Officer of each of the Co-Registrants.

(3)	Mr. Katzman serves as a director of each of the Co-Registrants that are corporations and a manager of each of the Co-Registrants that are limited liability companies.

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